Exhibit 99.1

Fluor Corporation	Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621
469.398.7000

Jason Landkamer
Investor Relations
469.398.7222

News Release

Fluor Appoints Joe Brennan as Chief Financial Officer

IRVING, Texas (July 24, 2020) – Fluor Corporation (NYSE: FLR) announced today that Joe Brennan has been appointed as Fluor’s chief financial officer (CFO) effective July 22, 2020, following D. Michael Steuert’s decision to retire from the position. To assist with the transition, Mike has agreed to remain with the company as a senior advisor through the end of the year.

“After seven years of retirement, I returned to Fluor last year to help the new management team with the strategic review of our organization and to provide expertise as Fluor charted a new path forward,” said Mike Steuert. “While the past year has been challenging, I believe we have made great strides. I am confident that Fluor’s financial operations are in good hands, and I have made the personal decision to return to retirement and transition the role to a seasoned executive. Joe has the knowledge and experience required to complete our on-going internal review as it moves to conclusion and manage Fluor’s finance function going forward.”

Joe Brennan has worked at Fluor since 1991 and most recently served as the senior vice president, operations controller since June 2020. Previous roles include segment controller of Energy & Chemicals from 2016 to 2020 and general manager of Fluor’s southern California operations from 2013 to 2016 as well as manager of ICA Fluor operations from 2008 to 2013.

“We are pleased to have the talent and knowledge of Fluor’s business that Joe brings to the CFO role,” said Carlos Hernandez, Fluor’s chief executive officer. “He is a strong leader who is equally dedicated to returning Fluor to a position of strength and leadership in our industry. We also appreciate and have benefitted tremendously from the countless hours of hard work that Mike has devoted to Fluor during these challenging times. While there remains work to be done and there are no assurances as to our timing, we expect to file the 2019 Form 10-K before September 30.”

About Fluor Corporation

Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company with projects and offices on six continents. Fluor’s 47,000 employees build a better world by designing, constructing and maintaining safe, well-executed, capital-efficient projects. Fluor is ranked 181 among the Fortune 500 companies. With headquarters in Irving, Texas, Fluor has served its clients for more than 100 years. For more information, please visit www.fluor.com or follow Fluor on Twitter, LinkedIn, Facebook and YouTube.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, Fluor’s expectations as to the filing of its Form 10-K. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Factors that may cause future results to differ materially from management’s current expectations include, among other things, the severity and duration of the COVID-19 pandemic and actions by governments, businesses and individuals in response to the pandemic, including the duration and severity of economic disruptions; the discovery of additional information relevant to the internal review; the conclusions of the special committee conducting the review (and the timing of the conclusions) concerning matters relating to the internal review; the timing of the review by, and the conclusions of, Fluor’s independent registered public accounting firm regarding the internal review and Fluor’s financial statements; the possibility that material errors may be identified; and the risk that the completion and filing of the Form 10-K will take longer than expected. These statements reflect management’s views as of the date of this press release and Fluor disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.